CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

Thornburg Mortgage Securities Trust 2006-6
Mortgage Loan Pass-Through Certificates, Series 2006-6

$[1,282,120,100](Approximate)

Expected Investor Settlement Date: November [29], 2006

TERM SHEET ~ Version 1.0
November [14], 2006

Thornburg Mortgage Home Loans, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer, Securities Administrator

Thornburg Mortgage Home Loans, Inc.
First Republic Bank
Principal Servicers

LaSalle Bank National Association
Trustee and Custodian

Credit Suisse Securities (USA) LLC
Lead Underwriter

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Credit Suisse First Boston Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481. Before you invest, you should read the prospectus in that registration statement and other documents Credit Suisse First Boston Mortgage Securities Corp. has filed with the SEC for more complete information about Credit Suisse First Boston Mortgage Securities Corp. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse First Boston Mortgage Securities Corp., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this preliminary free writing prospectus. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Mortgage Loan Pass-Through Certificates, Series 2006-6
Offered Certificates: $[1,282,120,100] (Approximate)

Class	Original Balance (+/-5%)	Initial Coupon (%)	Weighted Avg. Life (Years)[1]	Prin. Window (Months)[1]	Type	Pricing Speed and Assumption	Exp’d Rating[2] S&P/Moody’s
A-1	$ [1,123,575,000]	[TBD]%[3]	[2.96]	[1-60]	Super Senior/FLT/PT	20 % CPR to Call (GMC)	[AAA/ Aaa]
A-2	$ [124,840,000]	[TBD]%[4]	[2.96]	[1-60]	Senior Support/FLT/PT	20 % CPR to Call (GMC)	[AAA/ Aaa]
A-R	$ [100]
A-X	Notional
B-1	$ [16,205,000]
B-2	$ [10,370,000]
B-3	$ [7,130,000]

Non-Offered Certificates

B-4	$ [7,780,000]
B-5	$ [3,890,000]
B-6	$ [2,591,752]

Information is preliminary and subject to final collateral, rating agency approval and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Credit Suisse Securities (USA) LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

1 Weighted average lives and principal windows with respect to the Senior Certificates (as defined herein) will be calculated to Mandatory Auction Call assuming the related Pricing Speed and Assumptions stated above.
2 The senior offered certificates and the Class B-1, Class B-2 and Class B-3 Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).
3 The initial pass-through rate on the Class A-1 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class A-1 Certificates will be equal to the sum of one month LIBOR for that distribution date plus [TBD]%. Beginning with the distribution date in December 2011, interest on the Class A-1 Certificates for any distribution date will be calculated at an annual rate equal to weighted average of the net loan rates of the mortgage loans adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. (0 day delay).
4 The initial pass-through rate on the Class A-2 Certificates is expected to be approximately [TBD]% per annum. After the first distribution date, the per annum pass-through rate on the Class A-2 Certificates will be equal to the sum of one month LIBOR for that distribution date plus [TBD]%. Beginning with the distribution date in December 2011, interest on the Class A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis (0 day delay).

CREDIT SUISSE CONTACTS
Contact	Name	Phone	E-mail
ARM Trading	John Vibert	212-538-3831	john.vibert@credit-suisse.com
	Patrick Gallagher	212-538-3831	patrick.gallagher@credit-suisse.com
Mortgage Finance	Peter Sack	212-325-7892	peter.sack@credit-suisse.com
	Helen Cheung	212-325-5132	helen.cheung@credit-suisse.com

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

I. SUMMARY

Issuer	Thornburg Mortgage Securities Trust 2006-6
Title of Series	Mortgage Loan Pass-Through Certificates, Series 2006-6
Lead Manager	Credit Suisse Securities (USA) LLC.
Co-Managers	Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc. and Lehman Brothers Inc.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Sponsor and Seller	Thornburg Mortgage Home Loans, Inc.
Principal Servicers	Thornburg Mortgage Home Loans, Inc. and First Republic Bank
Master Servicer	Wells Fargo Bank, N.A. (“Wells Fargo”)
Trustee and Custodian	LaSalle Bank, N.A.
Delaware Trustee	Wilmington Trust Company
Securities Administrator	Wells Fargo
Auction Administrator	Wells Fargo
Auction SWAP Counterparty	[TBD]
Yield Maintenance Counterparty	[TBD]
Mortgage Pool
[1,535] adjustable-rate and hybrid mortgage loans with an aggregate stated principal balance of approximately $[1,296,381,852] as of the cut-off date, secured by first liens on one- to four-family residential properties. Generally, after the initial fixed rate period, the interest rate and payment for the mortgage loans adjust monthly, semi-annually or annually based on an index plus a margin. The mortgage pool is generally comprised of mortgage loans with an initial fixed rate period of [1 month, 6 months, 3 years, 5 years, 7 years or 10 years.]

Approximately [94.10]% of the mortgage loans do not provide for any payments of principal for a period ranging from 3 to 10 years from the date of origination.

Approximately [26.01]% of the mortgage loans have an initial servicing fee of 25 bps increasing to 37.5 bps beginning on the first rate adjustment date. Approximately [72.45]% of the mortgage loans have a servicing fee of 25 bps that does not increase on the first adjustment date. Approximately [0.45]% of the mortgage loans have a servicing fee of 37.5 bps. Approximately [0.56]% of the mortgage loans have a servicing fee of 50 bps. Approximately [0.52]% of the mortgage loans have a servicing fee of 75 bps. Approximately [0.01]% of the mortgage loans have a servicing fee of 100 bps.

Information contained herein reflects November 1, 2006 cut-off date stated principal balances for the majority of the mortgage loans and September 1, 2006 or October 1, 2006 cut-off date principal balances for all of the remaining mortgage loans. Collateral information contained herein is indicative. On the closing date, the aggregate principal balance of the mortgage loans will equal the aggregate principal balance of the Senior Certificates and the Class B Certificates.

For further collateral information, see “Collateral Summary” and “Collateral Details” herein.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Weighted Average Servicing Fee	[0.25464]%
Master Servicing Fee	[0.01]%
Cut-off Date	November 1, 2006.
Closing Date	On or about November [29], 2006.
Investor Settlement Date	On or about November [29], 2006.
Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in December 2006.
Auction Distribution Date	Distribution date in [November, 2011].
Scheduled Final Distribution Date	The distribution date in [December, 2036]. The actual final distribution date could be substantially earlier.
Maturity Date	[December 25, 2036].
Offered Certificates
Class A-1, Class A-2, Class A-X and Class A-R Certificates (the “Senior Certificates”),

Class B-1, Class B-2 and Class B-3 Certificates (together with the Senior Certificates, the “Offered Certificates”).

Privately Offered Certificates	Class B-4, Class B-5 and Class B-6 Certificates (together with the Class B-1, Class B-2 and Class B-3 Certificates, the “Class B Certificates” or “Subordinate Certificates”).
Form of Offered Certificates	The Offered Certificates, other than the Class A-R Certificates, will be book-entry certificates. The Class A-R Certificates will be physical certificates.
Minimum Denominations
The Offered Certificates and Class B-4, Class B-5 and Class B-6 Certificates, other than the Class A-R and Class A-X Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class A-R Certificates will be issued as a single certificate in physical form. The Class A-X Certificates will each be issued in minimum notional amounts of $100,000 and increments of $1,000 thereof; provided further that the Offered Certificates must be purchased in minimum total investments of at least $100,000 in principal or notional amount, as applicable.

Accrual Periods
For any distribution date and any class of Senior Certificates (except for the Class A-R and Class A-X Certificates), the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first accrual period) and ending on the day immediately preceding the related distribution date.

For any distribution date and the Class A-R, Class A-X and Class B Certificates, the calendar month immediately preceding that distribution date.

Day Count
For any distribution date and any class of Senior Certificates (except for the Class A-R and Class A-X Certificates), interest will be calculated on an actual/360 basis.

For any distribution date and the Class A-R, Class A-X and Class B Certificates, interest will be calculated on a 30/360 basis.

Delay Days
For any distribution date and any class of Senior Certificates (except for the Class A-R and Class A-X Certificates), 0 day. For any distribution date and the Class A-R, Class A-X and Class B Certificates, 24 days.

 The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Mandatory Auction
Five business days prior to the Auction Distribution Date, the Auction Administrator will auction each of the Class A-1 and Class A-2 Certificates to third-party investors. The proceeds of the auction and amounts received from the Auction Swap Counterparty, if any, will be paid to the Auction Administrator who will then distribute an amount equal to the Par Price to each of the holders of the Class A-1 and Class A-2 Certificates on the Auction Distribution Date. These holders will be obligated to tender their respective Certificates to the Auction Administrator. The Auction Swap Counterparty, pursuant to a swap contract with the Auction Administrator, will agree to pay the excess, if any, of the Par Price over the Auction Price. Certificateholders will not be entitled to any excess of the Auction Price over the Par Price.

Auction Price	The Auction Price for each class of Auction Certificates will equal the proceeds received from the sale of such Auction Certificates by the Auction Administrator to third-party investors.
Par Price
The Par Price is the certificate principal balance of the applicable Auction Certificates after application of all principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date on any Class A-1 and Class A-2 Certificates.

Optional Securities Purchase Right
Thornburg Mortgage, Inc., parent of seller, will have the option to call the certificates on any distribution date on or after which the aggregate stated principal balance of the mortgage loans is equal to or less than 20% of their aggregate stated principal balance as of the cut-off date.

Optional Termination
On any distribution date on which the aggregate outstanding stated principal balance of the mortgage loans is less than or equal to 10% of their aggregate stated principal balance as of the cut-off date, Thornburg Mortgage Home Loans, Inc., as a servicer, may, but will not be required to, purchase from the trust all remaining mortgage loans, thereby causing an early retirement of and a principal prepayment on the Senior Certificates and the Subordinate Certificates.

Ratings
The Senior Certificates are expected to be rated by S&P and Moody’s, with the ratings indicated in the table on page 2 above. [Certain of the Subordinate Certificates may be rated by S&P and/or Moody’s.]

ERISA Considerations
Subject to the restrictions described below, the Offered Certificates, other than the Class A-R Certificates, may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in the prospectus supplement; provided, however, the Senior Certificates (other than the Class A-X Certificates) will not be eligible for purchase by ERISA purchasers unless exemptive relief is available under a number of applicable class exemptions. Sales of the Class A-R Certificates to such plans or retirement arrangements are prohibited, except as described in the prospectus supplement.

Federal Income Tax Consequences
For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the trust. The Offered Certificates, other than the Class A-R Certificates, will represent ownership of regular interests in the upper tier REMIC. In addition, the Class A-1 and A-2 Certificates will represent ownership of certain rights and obligations in connection with the mandatory auction. The REMIC regular interest component of these certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting. For federal income tax purposes, the Class A-R Certificates will represent ownership of the residual interest in each REMIC.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Legal Investment
The Offered Certificates, other than the Class B-2 and Class B-3 Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). You should consult your legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you.

Principal and Interest Advancing
Each servicer (or if a servicer fails to make an advance, the master servicer), will make cash advances with respect to delinquent scheduled payments of principal and interest on any mortgage loan serviced by it, to the extent they are deemed recoverable.

Compensating Interest	Each servicer will provide compensating interest for prepayment interest shortfalls only to the extent described in the prospectus supplement.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

II. CREDIT ENHANCEMENT

Subordination
The Senior Certificates will receive distributions of interest and (other than the Class A-X Certificates) principal before the Subordinate Certificates are entitled to receive distributions of interest or principal. The Subordinate Certificates will absorb most losses, in reverse order of principal priority, on the mortgage loans prior to the Senior Certificates.

Realized Losses
Any realized loss with respect to the mortgage loan will be allocated as follows:

(a) first, to the Class B-6 Certificates, until its class principal balance is reduced to zero;

(b) second, to the Class B-5 Certificates, until its class principal balance is reduced to zero;

(c) third, to the Class B-4 Certificates, until its class principal balance is reduced to zero;

(d) fourth, to the Class B-3 Certificates, until its class principal balance is reduced to zero;

(e) fifth, to the Class B-2 Certificates, until its class principal balance is reduced to zero;

(f) sixth, to the Class B-1 Certificates, until its class principal balance is reduced to zero; and

(g) seventh, with respect to realized losses on the mortgage loans, sequentially to the Class A-2 Certificates and then to the Class A-1 Certificates, until the certificate principal balance of each such class has been reduced to zero.

Credit Enhancement Percentages
For any certificate on any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate class principal balances of the Subordinate Certificates subordinate to that certificate, before giving effect to payments on such distribution date, and the denominator of which is the aggregate loan group balance for the mortgage loans for such distribution date.

Initial Credit Enhancement Percentages:

Approximate Expected Initial
Class	Credit Enhancement (%)* / Variance (%)
Senior Certificates	[3.70] / [0.50]
B-1	[2.45] / [0.50]
B-2	[1.65] / [0.15]
B-3	[1.10] / [0.15]
B-4	[0.50] / [0.15]
B-5	[0.20] / [0.15]
B-6	[0.00] / [0.00]

* Each credit enhancement percentage is subject to a variance and subject to final rating agency approval.

Shifting of Interests
Except as described below, the Senior Certificates will receive 100% of principal prepayments received on the mortgage loans until the seventh anniversary of the first distribution date. During the next four years, the senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in an accelerated return of principal to the senior certificates and increases the likelihood that holders of these certificates will be paid the full amount of principal to which they are entitled.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Shifting of Interests
If the subordinate percentage before the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are also satisfied), then the subordinate classes will receive 50% of their pro rata share of principal prepayments. If the subordinate percentage on or after the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are also satisfied), then the subordinate classes will receive 100% of their pro rata share of principal prepayments.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

III. DISTRIBUTIONS

Priority of Distributions
Distributions will in general be made to the extent of the Available Funds and, solely in the case of payments under priority 2 below, from amounts from the yield maintenance agreement in the order and priority as follows:

1. interest on the related senior certificates at the applicable pass-through rate, provided, however, for purposes of computing distributions under this priority, the pass-through rate on the Class A-1 and Class A-2 Certificates shall be subject to a cap equal to the weighted average of the net loan rates of the mortgage loans, adjusted to reflect accrual of interest on an actual/360 basis;

2. yield maintenance amounts from the yield maintenance agreement, pro rata, to the Class A-1 and Class A-2 Certificates up to their respective pass-through rate,

3. to the related senior certificates (other than to the Class A-X Certificates), as principal, the related senior principal distribution amount as described below under the heading “Distribution of Principal,”

4. to each class of Subordinate Certificates, interest and then principal in increasing order of numerical class designation; and

5. to the Class A-R Certificates the remainder (which is expected to be zero).

Distribution of Interest
The initial pass-through rates on the Class A-1 and Class A-2 Certificates are expected to be approximately [TBD]% and [TBD]% per annum, respectively. After the first distribution date, the per annum pass-through rate on the Class A-1 Certificates and Class A-2 Certificates will be equal to the sum of one month LIBOR for that distribution date plus the related margin. On any distribution date following the Auction Distribution Date, interest on the Class A-1 Certificates and Class A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis (0 day delay).

The pass-through rate with respect to the Class A-X Certificates for any distribution date on or prior to the Auction Distribution Date will equal the excess, if any, of (a) the weighted average of the net loan rates over (b) the product of (1) and (2), (1) the weighted average of the pass-through rates of the Class A-1 and Class A-2 Certificates weighted based on the certificate principal balance of each such Class immediately before such distribution date and in each case computed for this purpose by assuming that the related pass-through rate on each such class was subject to a cap equal to the product of the weighted average of the net loan rates and the quotient of 30 divided by the actual number of days in the related interest accrual period, (2) the quotient of the actual number of days in the related interest accrual period divided by 30. Following the Auction Distribution Date, the pass-through rate with respect to the Class A-X Certificates will be zero.

The Pass-Through Rate with respect to the Class A-R Certificates will be equal to the weighted average of the net loan rates.

Distribution of Principal
On each distribution date, an amount up to the senior principal distribution amount for that distribution date will be distributed as principal to the Class A-R Certificates until their class principal balance is reduced to zero, and then, pro rata, to the Class A-1 Certificates and Class A-2 Certificates, until their respective class principal balances have been reduced to zero.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

On each distribution date, an amount up to the amount of the subordinate principal distribution amount for that distribution date will be distributed as principal to the Subordinate Certificates, to the extent of the aggregate available funds remaining after distribution of interest and principal to the related Senior Certificates and interest to the most senior class of Subordinated Certificates. Each class of the Subordinate Certificates will be entitled to receive its pro rata share, based on its respective class principal balance, of the subordinate principal distribution amount. Distributions of principal to the subordinate certificates will be made on each distribution date sequentially in the order of their numerical class designation, beginning with the Class B-1 Certificates, until each class of subordinate certificates has received its respective pro rata share of the subordinate principal distribution amount for that distribution date.

Yield Maintenance Agreement
To enable the Class A-1 and Class A-2 Certificates (the “Yield Maintained Certificates”) to be offered as uncapped LIBOR floating rate certificates, on or before the closing date, the securities administrator, acting on behalf of the trust, will enter into a yield maintenance agreement with [TBD], as yield maintenance counterparty, whereby, in consideration for a one-time payment made on behalf of the trust to the yield maintenance counterparty on the closing date, the yield maintenance counterparty will agree to make certain payments, as described below, on each yield maintenance agreement payment date. The securities administrator will establish an account (the “Yield Maintenance Account”) and deposit into the Yield Maintenance Account amounts received by it pursuant to the Yield Maintenance Agreements. Payments under the Yield Maintenance Agreement will be available to pay a portion of the interest payment due the Yield Maintained Certificates on each distribution date up to the excess, if any, of current interest accrued on each such class at the related pass-through rate over the amount of interest that would have accrued on each such class if the pass-through rate for such class had been subject to a cap equal to the weighted average of the net loan rates of the mortgage loans, adjusted to reflect accrual of interest on an actual/360 basis.

The first and last payment dates for the yield maintenance agreements will occur on the distribution date in December 2006 and November 2011, respectively.

On each distribution date, payments under each Yield Maintenance Agreement will be made based on an amount equal to the product of (i) the excess, if any, of (x) LIBOR over (y) the applicable Strike Rate (as defined below), (ii) the applicable Yield Maintenance Scheduled Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest accrual period and the denominator of which is 360.

The Yield Maintenance Scheduled Balance with respect to each Yield Maintenance Agreement for each distribution date will be equal to the certificate balance of the related Yield Maintained Certificates for the immediately preceding distribution date, after giving effect to distributions on such distribution date (or as of the closing date for the first distribution date).

The Strike Rate for the Yield Maintenance Agreement with respect to the Class A-1 and Class A-2 Certificates will equal the excess of (i) the product of the weighted average of the net loan rates as of the first day of the related due period (or, in the case of the first distribution date, the cut-off date) multiplied by 30 divided by the actual number of days in the accrual period, over (ii) the weighted average of the margins of the Class A-1 and Class A-2 Certificates (weighted on the basis of the respective certificate balances for the immediately preceding distribution date, after giving effect to distributions on such distribution date, or as of the closing date for the first distribution date).

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

After the distribution date in November 2011, each Yield Maintenance Scheduled Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

IV. BOND PROFILES

BOND PROFILES TO MANDATORY AUCTION CALL*:

*Assumptions:

1 Month LIBOR:	[5.3200]%
6 Month LIBOR:	[5.3980]%
1 Year LIBOR:	[5.3650]%
1 Year CMT:	[5.0220]%

** WAL’s calculated from the settlement date assuming an actual/360 basis.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

V. COLLATERAL SUMMARY

NOTE: Information contained herein reflects the November 1, 2006 cut-off date scheduled balances for the majority of the mortgage loans and September 1, 2006 or October 1, 2006 for all of the remaining mortgage loans.

Collateral Details
Gross WAC	[6.652]%	(+/- 15 bps)	Total Loan Balance	$[1,296,381,851.78]	(+/- 5%)
Net WAC	[6.387]%	(+/- 15 bps)	Average Loan Balance	$[844,548.44]	(+/- 25,000)
WA Gross Margin	[1.937]%	(+/- 15 bps)	Maximum Loan Balance	$[9,000,000.00]	(+/- 25,000)
WA Net Margin	[1.673]%	(+/- 15 bps)	California Concentration	[33.65]%	(+/- 5%)
Index: 1 Month LIBOR	[17.23]%	(+/- 5%)	Northern CA Concentration	[14.89]%	(+/- 5%)
6 Month LIBOR	[7.87]%	(+/- 5%)	Southern CA Concentration	[18.76]%	(+/- 5%)
1 Year LIBOR	[72.70]%	(+/- 5%)	WA Original LTV	[67.85]%	(+/- 5%)
1 Year CMT	[2.21]%	(+/- 5%)	WA Combined LTV	[70.03]%	(+/- 5%)
WA Months to Reset	[89]	(+/- 2)	Non-Zero WA Credit Score	[744]	(+/- 5)
Interest Only Loans	[94.10]%	(+/- 5%)	Full/Alt Doc	[79.46]%	(+/- 5%)
WAM	[355]	(+/- 2)	No Income Verification/No Ratio	[20.53]%	(+/- 5%)
			Prepayment Penalties	[23.75]%	(+/- 5%)

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

COLLATERAL DETAILS

NOTE: PRELIMINARY INFORMATION CONTAINED HEREIN REFLECTS THE November 1, 2006 CUT-OFF DATE SCHEDULED BALANCES FOR THE MAJORITY OF THE MORTGAGE LOANS.

COLLATERAL INFORMATION CONTAINED HEREIN IS PRELIMINARY AND INDICATIVE.

Summary Statistics

	Aggregate
Count	1,535
Scheduled Balance ($)	1,296,381,851.78	(+/- 5%)
Avg. Scheduled Balance ($)	844,548.44	(+/- 25,000)
Min Scheduled Balance ($)	4,724.16	(+/- 25,000)
Max Scheduled Balance ($)	9,000,000.00	(+/- 25,000)
Wgt. Avg. Gross Rate (%)	6.652	(+/- 15 bps)
Wgt. Avg. Net Rate (%)	6.387	(+/- 15 bps)
Wgt. Avg. Gross Margin (%)	1.937	(+/- 15 bps)
Wgt. Avg. Net Margin (%)	1.673	(+/- 15 bps)
Wgt. Avg. Remaining Term (Months)	355	(+/- 2)
Wgt. Avg. Original Term (Months)	360	(+/- 2)
Wgt. Avg. Months to Roll	89	(+/- 2)
Wgt. Avg. Original LTV (%)	67.85	(+/- 5%)
Wgt. Avg. Combined LTV (%)	70.03	(+/- 5%)
Wgt. Avg. Effective LTV (%)	67.45	(+/- 5%)
Non-Zero Wgt. Avg. FICO	744	(+/- 5)
Wgt. Avg. Initial Cap (%)	5.969	(+/- 15 bps)
Wgt. Avg. Annualized Periodic Cap (%)	3.853	(+/- 15 bps)
Wgt. Avg. Periodic Cap (%)	3.422	(+/- 15 bps)
Wgt. Avg. Maximum Rate (%)	11.816	(+/- 15 bps)
Interest Only (%)	94.10	(+/- 5%)
Silent Second (%)	18.19	(+/- 5%)
Non-Zero Wgt. Avg. DTI Ratio (%)	31.97	(+/- 5%)

Rate Index

Index	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Libor - 1 Month	235	223,345,209.67	17.23	6.450	357	58.36	749
Libor - 6 Month	160	101,977,870.50	7.87	6.612	349	71.93	748
Libor - 1 Year	1,090	942,457,449.38	72.70	6.699	355	69.57	743
Treasury - 1 Year	50	28,601,322.23	2.21	6.805	332	71.07	744
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Rate Adjustment Frequency

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
1	246	228,153,801.19	17.60	6.458	354	58.92	748
6	163	103,054,065.63	7.95	6.617	348	72.02	748
12	1,126	965,173,984.96	74.45	6.701	355	69.52	743
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Product

Product	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
1 Month ARM	12	5,368,591.52	0.41	6.802	243	84.19	721
6 Month ARM	4	2,309,468.46	0.18	7.317	284	74.07	704
3yr Hybrid	28	15,175,451.61	1.17	6.709	339	67.73	747
5yr Hybrid	352	269,705,593.96	20.80	6.597	352	66.27	739
7yr Hybrid	588	513,372,867.51	39.60	6.684	355	67.52	742
8yr Hybrid	1	301,168.27	0.02	7.125	284	74.24	720
10yr Hybrid	550	490,148,710.45	37.81	6.641	357	68.86	749
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Current Mortgage Rates

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
3.751 - 4.000	1	280,600.10	0.02	4.000	325	78.08	732
4.251 - 4.500	1	135,448.52	0.01	4.500	324	80.00	729
5.001 - 5.250	1	208,000.00	0.02	5.250	345	80.00	768
5.251 - 5.500	4	1,534,238.82	0.12	5.462	337	72.23	776
5.501 - 5.750	22	4,750,512.48	0.37	5.731	320	73.74	773
5.751 - 6.000	73	35,984,989.05	2.78	5.948	344	74.32	742
6.001 - 6.250	132	105,686,259.26	8.15	6.204	358	65.84	753
6.251 - 6.500	432	359,437,461.72	27.73	6.436	355	65.65	748
6.501 - 6.750	522	423,656,130.83	32.68	6.683	354	69.43	747
6.751 - 7.000	250	238,312,081.73	18.38	6.905	355	70.38	738
7.001 - 7.250	68	74,567,059.74	5.75	7.173	356	62.95	729
7.251 - 7.500	22	42,790,791.33	3.30	7.428	357	65.56	730
7.501 - 7.750	4	7,384,784.45	0.57	7.742	356	57.06	695
8.251 - 8.500	1	38,500.00	0.00	8.500	287	100.00	731
8.501 - 8.750	1	115,000.00	0.01	8.625	285	100.00	745
8.751 - 9.000	1	1,499,993.75	0.12	8.875	357	66.67	675
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 4.000
Maximum: 8.875
Weighted Avg.: 6.652

Scheduled Balances

($)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
0.01 - 100,000.00	41	3,194,462.41	0.25	6.647	330	65.74	737
100,000.01 - 200,000.00	185	27,843,092.09	2.15	6.597	342	70.85	752
200,000.01 - 300,000.00	162	40,880,411.91	3.15	6.549	346	69.05	758
300,000.01 - 400,000.00	156	55,109,269.81	4.25	6.548	344	70.06	756
400,000.01 - 500,000.00	130	59,225,775.18	4.57	6.565	349	71.02	744
500,000.01 - 600,000.00	133	73,383,274.59	5.66	6.592	353	72.16	751
600,000.01 - 700,000.00	87	56,778,527.42	4.38	6.548	353	75.04	757
700,000.01 - 800,000.00	85	64,198,616.11	4.95	6.565	355	73.78	750
800,000.01 - 900,000.00	56	48,211,674.72	3.72	6.549	353	65.26	760
900,000.01 - 1,000,000.00	105	102,653,695.32	7.92	6.521	355	66.85	748
1,000,000.01 - 2,000,000.00	303	445,087,289.51	34.33	6.610	357	68.41	744
2,000,000.01 - 3,000,000.00	55	144,302,230.78	11.13	6.848	357	66.07	736
3,000,000.01 - 4,000,000.00	17	61,561,381.93	4.75	6.765	358	63.55	724
4,000,000.01 - 5,000,000.00	8	35,623,750.00	2.75	6.827	357	54.98	710
5,000,000.01 - 6,000,000.00	7	39,815,900.00	3.07	7.075	357	61.12	721
6,000,000.01 - 7,000,000.00	1	6,012,500.00	0.46	6.500	359	65.00	772
7,000,000.01 - 8,000,000.00	3	23,500,000.00	1.81	7.120	357	62.32	745
8,000,000.01 - 9,000,000.00	1	9,000,000.00	0.69	6.750	360	50.00	761
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 4,724.16
Maximum: 9,000,000.00
Average: 844,548.44

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Geographic Distribution

Geographic Distribution	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Alabama	13	3,976,764.17	0.31	6.604	351	76.28	765
Arizona	49	33,822,562.00	2.61	6.657	358	69.80	759
Arkansas	1	50,000.00	0.00	5.750	301	52.27	823
California	379	436,238,430.12	33.65	6.665	356	65.33	745
Colorado	127	116,428,256.48	8.98	6.597	356	66.88	747
Connecticut	19	22,368,579.33	1.73	6.825	357	67.84	744
Delaware	5	3,370,766.06	0.26	6.476	355	75.86	752
District of Columbia	5	2,139,295.44	0.17	6.656	358	76.62	728
Florida	105	71,537,919.66	5.52	6.702	352	73.57	733
Georgia	92	42,590,900.81	3.29	6.576	348	75.20	746
Hawaii	10	14,082,000.00	1.09	6.994	358	73.29	743
Idaho	5	4,368,000.00	0.34	6.542	358	62.65	706
Illinois	46	34,626,649.08	2.67	6.634	354	71.98	749
Indiana	4	631,774.41	0.05	6.451	302	88.53	767
Iowa	2	348,384.45	0.03	7.367	324	73.74	761
Kansas	3	1,798,894.26	0.14	6.781	351	65.10	755
Kentucky	3	711,406.39	0.05	6.726	347	77.08	800
Louisiana	5	2,948,000.00	0.23	6.279	353	75.98	744
Maine	2	821,000.00	0.06	6.430	359	76.80	770
Maryland	8	5,860,981.48	0.45	6.603	355	78.27	758
Massachusetts	38	45,491,789.78	3.51	6.663	354	68.81	744
Michigan	15	4,582,125.95	0.35	6.371	366	71.48	732
Minnesota	42	23,860,069.61	1.84	6.430	358	73.45	734
Missouri	9	7,788,666.44	0.60	6.340	358	73.91	750
Montana	11	12,492,049.39	0.96	6.904	357	62.43	751
Nebraska	1	226,740.58	0.02	5.875	301	72.07	790
Nevada	26	16,954,528.04	1.31	6.560	354	68.61	733
New Hampshire	4	2,935,371.89	0.23	6.601	337	71.10	737
New Jersey	57	38,145,571.59	2.94	6.641	351	68.96	743
New Mexico	25	11,206,293.31	0.86	6.611	348	74.28	750
New York	140	155,561,745.50	12.00	6.688	355	62.85	741
North Carolina	42	23,914,535.31	1.84	6.584	356	70.86	748
Ohio	5	1,174,445.96	0.09	6.746	289	75.38	702
Oklahoma	2	523,834.00	0.04	6.099	311	84.58	727
Oregon	17	6,554,169.53	0.51	6.675	335	74.15	728
Pennsylvania	32	21,234,033.92	1.64	6.608	357	72.55	752
Rhode Island	4	7,189,289.58	0.55	6.693	358	63.92	699
South Carolina	32	23,883,527.72	1.84	6.600	352	68.89	743
South Dakota	1	256,000.00	0.02	6.500	359	79.75	732
Tennessee	7	1,240,429.07	0.10	6.396	317	77.40	751
Texas	37	20,534,594.33	1.58	6.806	351	71.99	740
Utah	17	14,792,755.99	1.14	6.634	353	60.56	745
Vermont	4	4,913,900.00	0.38	6.748	354	67.55	751
Virginia	25	16,923,025.29	1.31	6.692	353	73.54	745
Washington	52	31,054,019.86	2.40	6.543	356	74.02	757
West Virginia	1	1,500,000.00	0.12	6.625	358	50.00	732
Wisconsin	6	2,727,775.00	0.21	6.595	310	79.47	761
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Months to Next Rate Adjustment Date

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
1 - 5	57	16,643,476.63	1.28	6.413	280	78.19	734
6 - 10	38	7,840,634.92	0.60	6.332	300	72.71	713
11 - 15	4	645,080.22	0.05	5.910	302	80.02	753
16 - 20	1	301,168.27	0.02	7.125	284	74.24	720
26 - 30	1	151,999.98	0.01	5.875	351	67.56	795
31 - 35	21	13,345,286.86	1.03	6.769	342	66.49	745
41 - 45	2	319,238.82	0.02	5.337	339	78.04	778
46 - 50	7	2,467,999.97	0.19	6.285	350	61.46	763
51 - 55	23	32,669,009.37	2.52	6.726	354	60.21	735
56 - 60	245	218,629,878.78	16.86	6.620	356	66.67	740
71 - 75	3	5,518,147.58	0.43	6.427	351	64.63	758
76 - 80	57	45,630,656.22	3.52	6.532	348	61.18	731
81 - 85	526	462,070,563.71	35.64	6.701	356	68.17	743
101 - 105	2	1,168,000.00	0.09	5.450	345	65.96	784
111 - 115	8	8,127,008.97	0.63	6.724	355	64.91	699
116 - 120	540	480,853,701.48	37.09	6.643	358	68.94	750
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 1
Maximum: 120
Weighted Avg.: 89

Gross Margin

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
1.125	1	560,000.00	0.04	6.500	312	80.00	688
1.500	1	1,237,500.00	0.10	6.450	356	75.00	713
1.850	1	1,780,000.00	0.14	6.550	357	80.00	652
1.875	1,256	1,025,947,637.91	79.14	6.628	356	68.36	747
1.880	6	4,260,000.00	0.33	6.450	358	58.29	762
1.900	3	1,880,000.00	0.15	6.635	358	56.52	759
1.950	51	51,008,976.46	3.93	6.490	355	57.67	744
2.000	98	35,325,894.27	2.72	6.440	315	66.76	730
2.050	5	4,146,219.84	0.32	6.621	347	55.39	717
2.100	1	720,000.00	0.06	6.750	358	75.79	707
2.150	2	851,000.00	0.07	6.532	354	85.73	750
2.200	1	881,000.00	0.07	6.450	350	66.67	798
2.250	58	136,644,226.37	10.54	6.905	356	68.45	730
2.375	2	600,000.00	0.05	7.406	355	62.86	708
2.500	43	25,906,670.76	2.00	6.769	358	67.99	750
2.750	6	4,632,726.17	0.36	7.473	353	71.09	703
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Weighted Avg.: 1.937

Minimum Rate

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
1.125	1	560,000.00	0.04	6.500	312	80.00	688
1.500	1	1,237,500.00	0.10	6.450	356	75.00	713
1.850	1	1,780,000.00	0.14	6.550	357	80.00	652
1.875	1,255	1,025,739,637.91	79.12	6.628	356	68.36	747
1.880	6	4,260,000.00	0.33	6.450	358	58.29	762
1.900	3	1,880,000.00	0.15	6.635	358	56.52	759
1.950	51	51,008,976.46	3.93	6.490	355	57.67	744
2.000	98	35,325,894.27	2.72	6.440	315	66.76	730
2.050	5	4,146,219.84	0.32	6.621	347	55.39	717
2.100	1	720,000.00	0.06	6.750	358	75.79	707
2.150	2	851,000.00	0.07	6.532	354	85.73	750
2.200	1	881,000.00	0.07	6.450	350	66.67	798
2.250	59	136,852,226.37	10.56	6.902	356	68.47	730
2.375	2	600,000.00	0.05	7.406	355	62.86	708
2.500	43	25,906,670.76	2.00	6.769	358	67.99	750
2.750	6	4,632,726.17	0.36	7.473	353	71.09	703
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Weighted Avg.: 1.937

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Maximum Rate

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
8.501 - 8.750	2	790,984.45	0.06	7.568	310	76.62	768
8.751 - 9.000	1	280,600.10	0.02	4.000	325	78.08	732
9.251 - 9.500	2	476,797.80	0.04	5.574	304	78.41	753
10.001 - 10.250	2	337,782.42	0.03	5.682	328	80.00	765
10.251 - 10.500	3	1,279,238.82	0.10	5.454	344	66.70	785
10.501 - 10.750	3	1,593,500.00	0.12	5.723	357	79.19	786
10.751 - 11.000	35	24,027,206.72	1.85	6.063	354	74.14	736
11.001 - 11.250	75	62,193,853.45	4.80	6.210	358	71.75	748
11.251 - 11.500	310	250,960,324.47	19.36	6.443	354	69.12	748
11.501 - 11.750	475	361,224,542.53	27.86	6.682	354	70.92	748
11.751 - 12.000	342	314,159,240.29	24.23	6.791	353	68.08	739
12.001 - 12.250	110	103,914,609.55	8.02	6.816	357	61.17	741
12.251 - 12.500	100	107,377,740.03	8.28	6.795	358	61.16	749
12.501 - 12.750	31	29,919,047.01	2.31	6.880	354	61.38	736
12.751 - 13.000	39	27,742,890.39	2.14	6.506	353	60.10	716
13.001 - 13.250	1	8,000,000.00	0.62	7.125	359	55.17	743
13.501 - 13.750	1	450,000.00	0.03	7.625	357	59.60	690
13.751 - 14.000	1	1,499,993.75	0.12	8.875	357	66.67	675
14.251 - 14.500	1	38,500.00	0.00	8.500	287	100.00	731
14.501 - 14.750	1	115,000.00	0.01	8.625	285	100.00	745
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 8.625
Maximum: 14.625
Weighted Avg.: 11.816

Initial Periodic Rate Cap

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
None	250	233,433,746.32	18.01	6.471	354	59.30	747
1.000	2	1,383,273.33	0.11	7.419	328	69.30	683
2.000	3	1,089,927.46	0.08	6.825	337	68.60	772
4.000	27	13,950,246.42	1.08	6.738	336	68.33	744
5.000	1,173	1,026,742,066.23	79.20	6.698	356	69.69	744
6.000	80	19,782,592.02	1.53	6.230	311	73.18	733
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Subsequent Periodic Rate Cap

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
None	249	229,229,996.32	17.68	6.461	354	59.01	748
1.000	83	83,688,903.48	6.46	6.704	358	71.68	752
2.000	1,203	983,462,951.98	75.86	6.691	355	69.59	742
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Credit Score

FICO Score	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
<= 550	10	4,131,070.03	0.32	6.601	347	69.89	524
551 - 575	2	454,478.10	0.04	6.388	275	100.00	566
601 - 625	6	5,865,929.62	0.45	6.659	343	56.43	614
626 - 650	15	11,198,180.20	0.86	6.537	349	66.20	641
651 - 675	71	77,426,764.32	5.97	6.814	356	65.62	664
676 - 700	136	124,005,918.54	9.57	6.697	354	66.79	689
701 - 725	199	196,414,962.77	15.15	6.648	354	68.67	712
726 - 750	229	229,496,306.98	17.70	6.761	356	67.32	739
751 - 775	333	277,085,305.75	21.37	6.618	355	67.75	763
776 - 800	405	287,169,724.35	22.15	6.561	354	68.47	787
801 - 825	129	83,133,211.12	6.41	6.583	352	70.03	806
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Non-Zero Minimum: 507
Maximum: 823
Non-Zero Weighted Avg.: 744

Property Type

Type	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
2-4 Family	87	75,393,847.97	5.82	6.694	357	71.89	746
Condo	278	173,905,649.98	13.41	6.640	356	70.34	750
Condo Hotel	4	1,568,350.00	0.12	6.702	359	71.17	787
Co-Operative	53	44,582,055.57	3.44	6.521	357	61.74	744
PUD Attached	38	17,440,465.57	1.35	6.627	357	74.26	749
PUD Detached	276	209,826,850.85	16.19	6.638	354	70.03	745
Single Family Detached	793	771,710,391.84	59.53	6.662	354	66.49	742
Townhouse	6	1,954,240.00	0.15	6.492	359	78.63	739
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Occupancy Status

Status	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Primary	909	882,545,368.94	68.08	6.648	354	67.52	742
Second Home	272	269,020,514.57	20.75	6.621	355	67.94	748
Investment	354	144,815,968.27	11.17	6.729	356	69.73	746
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Loan Purpose

Purpose	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Purchase	884	700,613,713.58	54.04	6.621	355	71.65	748
Refinance - Rate Term	226	189,815,227.79	14.64	6.682	352	62.89	739
Refinance - Cashout	425	405,952,910.41	31.31	6.690	354	63.63	740
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Original Loan to Value Ratio

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
<= 50.00	196	178,086,725.71	13.74	6.591	356	39.53	744
50.01 - 55.00	64	62,556,163.83	4.83	6.726	355	52.90	742
55.01 - 60.00	81	95,520,071.60	7.37	6.808	356	58.25	733
60.01 - 65.00	94	100,080,380.39	7.72	6.647	356	63.48	735
65.01 - 70.00	165	190,091,120.52	14.66	6.705	355	68.82	741
70.01 - 75.00	193	200,345,485.62	15.45	6.676	355	74.17	742
75.01 - 80.00	679	441,406,435.96	34.05	6.600	354	79.42	751
80.01 - 85.00	3	1,749,233.00	0.13	6.686	342	82.42	717
85.01 - 90.00	16	8,075,462.27	0.62	6.531	353	89.73	734
90.01 - 95.00	7	2,759,432.06	0.21	6.781	356	94.43	744
95.01 - 100.00	37	15,711,340.82	1.21	6.641	328	99.90	763
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 5.20
Maximum: 100.00
Weighted Avg.: 67.85

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Effective Loan to Value Ratio

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
<= 50.00	198	180,187,230.64	13.90	6.589	356	40.01	744
50.01 - 55.00	64	62,556,163.83	4.83	6.726	355	52.90	742
55.01 - 60.00	85	96,425,321.04	7.44	6.807	356	58.53	732
60.01 - 65.00	95	100,205,380.39	7.73	6.646	356	63.53	735
65.01 - 70.00	186	198,686,300.97	15.33	6.701	353	69.81	741
70.01 - 75.00	195	202,423,485.62	15.61	6.671	355	74.66	742
75.01 - 80.00	689	446,298,841.96	34.43	6.603	355	79.74	751
80.01 - 85.00	2	1,129,233.00	0.09	6.582	334	82.28	716
85.01 - 90.00	14	5,710,462.27	0.44	6.591	355	89.79	754
90.01 - 95.00	7	2,759,432.06	0.21	6.781	356	94.43	744
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 5.20
Maximum: 95.00
Weighted Avg.: 67.45

Pledged Assets Flag (By Servicer)

Servicer - Pledged Assets Flag	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Colonial Savings, F.A. - No Pledged Assets	9	7,916,946.72	0.61	6.783	388	71.57	738
Countrywide Home Loans - No Pledged Assets	29	103,405,914.35	7.98	6.932	357	67.05	726
First Horizon Home Loans - Retained - No Pledged Assets	7	6,134,370.00	0.47	7.119	358	73.87	729
First Republic Bank - No Pledged Assets	235	223,255,209.67	17.22	6.450	357	58.33	749
Mellon Trust of New England, N.A. - No Pledged Assets	21	15,784,800.00	1.22	6.715	358	58.09	760
Mellon Trust of New England, N.A. - Pledged Assets	2	1,154,000.00	0.09	6.816	358	100.00	766
Morgan Stanley Credit Corp - No Pledged Assets	67	16,126,818.85	1.24	6.279	283	69.20	729
Morgan Stanley Credit Corp - Pledged Assets	24	5,530,934.82	0.43	6.410	279	98.91	733
Thornburg Mortgage Home Loans, Inc. - No Pledged Assets	1,125	900,436,451.37	69.46	6.671	355	69.71	745
Thornburg Mortgage Home Loans, Inc. - Pledged Assets	16	16,636,406.00	1.28	6.703	350	91.79	762
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Documentation Type

Documentation	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Full Documentation	1,265	1,010,629,767.01	77.96	6.588	355	68.27	744
Alternative	65	19,445,619.04	1.50	6.357	294	74.51	742
No Ratio	8	4,934,424.55	0.38	6.846	353	58.35	724
Stated Income	196	261,260,802.36	20.15	6.916	358	65.94	745
(GA) Streamline	1	111,238.82	0.01	5.500	329	74.38	797
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Original Term

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
300	15	6,300,785.65	0.49	6.853	236	83.57	731
345	1	661,247.13	0.05	6.750	302	80.00	722
349	1	675,000.00	0.05	6.500	318	79.41	742
360	1,516	1,286,741,042.28	99.26	6.651	355	67.78	744
480	2	2,003,776.72	0.15	6.500	478	57.56	693
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 300
Maximum: 480
Weighted Avg.: 360

Remaining Term

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
229 - 240	13	5,600,786.65	0.43	6.875	235	84.02	725
241 - 252	2	699,999.00	0.05	6.679	241	80.00	784
265 - 276	1	332,800.00	0.03	6.375	272	80.00	712
277 - 288	4	1,209,013.22	0.09	6.999	282	74.60	721
289 - 300	55	12,443,090.10	0.96	6.305	298	73.54	719
301 - 312	50	17,798,359.44	1.37	6.297	306	69.24	750
313 - 324	78	34,870,598.68	2.69	6.569	320	69.10	752
325 - 336	41	26,462,521.42	2.04	6.571	332	67.04	726
337 - 348	9	4,672,747.83	0.36	6.284	341	73.03	769
349 - 360	1,280	1,190,288,158.72	91.82	6.665	358	67.66	744
469 - 480	2	2,003,776.72	0.15	6.500	478	57.56	693
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Minimum: 232
Maximum: 479
Weighted Avg.: 355

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Interest Only Period

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
0	113	76,507,326.95	5.90	6.627	358	68.46	729
25 - 36	13	6,897,450.80	0.53	6.992	336	67.36	743
49 - 60	139	86,380,300.41	6.66	6.579	344	62.72	730
61 - 72	13	6,954,029.03	0.54	6.583	311	69.52	740
73 - 84	156	141,114,571.96	10.89	6.667	350	66.22	740
85 - 96	47	23,180,417.67	1.79	6.556	328	70.85	735
97 - 108	20	11,082,074.05	0.85	6.581	334	66.58	735
109 - 120	1,034	944,265,680.91	72.84	6.659	357	68.45	747
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Remaining Interest Only Period

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
0	162	85,860,328.56	6.62	6.586	351	69.07	727
1 - 12	28	6,419,965.41	0.50	5.874	301	74.28	756
25 - 36	13	6,897,450.80	0.53	6.992	336	67.36	743
49 - 60	79	78,633,589.16	6.07	6.700	345	62.38	729
61 - 72	23	10,090,688.10	0.78	6.568	304	66.73	744
73 - 84	169	144,730,940.85	11.16	6.667	349	66.86	740
85 - 96	40	24,856,768.76	1.92	6.563	331	66.57	726
97 - 108	9	4,672,747.83	0.36	6.284	341	73.03	769
109 - 120	1,012	934,219,372.31	72.06	6.659	358	68.34	748
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Prepayment Penalty Period

Months	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
0	1,273	988,485,573.20	76.25	6.655	354	69.15	744
4	1	1,800,000.00	0.14	6.875	358	62.07	767
6	2	3,656,243.75	0.28	7.696	358	71.58	737
12	35	70,591,481.62	5.45	6.809	354	68.88	736
18	6	2,247,500.00	0.17	6.357	356	47.41	790
24	8	10,826,000.00	0.84	6.630	358	58.94	746
36	93	97,438,365.46	7.52	6.623	357	66.12	748
48	64	64,529,765.84	4.98	6.512	355	57.92	734
49	1	351,000.00	0.03	6.650	355	75.00	778
60	52	56,455,921.91	4.35	6.542	358	60.61	750
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Debt-to-Income Ratio (%)

(%)	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
0.00	14	8,010,658.96	0.62	6.646	351	66.45	751
0.01 - 5.00	17	14,992,451.93	1.16	6.636	351	65.59	728
5.01 - 10.00	37	33,203,021.57	2.56	6.663	356	66.70	738
10.01 - 15.00	82	104,718,293.99	8.08	6.694	352	61.81	740
15.01 - 20.00	100	76,115,827.39	5.87	6.540	352	63.97	752
20.01 - 25.00	129	112,094,094.36	8.65	6.591	356	66.07	742
25.01 - 30.00	177	137,714,678.67	10.62	6.591	353	69.28	749
30.01 - 35.00	264	207,292,105.03	15.99	6.670	356	68.10	752
35.01 - 40.00	323	283,584,511.43	21.88	6.695	356	69.77	745
40.01 - 45.00	257	213,141,772.09	16.44	6.659	355	69.63	739
45.01 - 50.00	86	66,069,696.01	5.10	6.674	355	68.54	737
50.01 - 55.00	30	25,032,239.52	1.93	6.741	353	67.51	752
55.01 >=	19	14,412,500.83	1.11	6.487	348	68.16	690
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Non-Zero Minimum: 1.00
Maximum: 100.00
Non-Zero Weighted Avg.: 31.97

Convertible/Modifiable

Convertible/Modifiable	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Convertible and Modifiable	4	2,799,785.38	0.22	6.528	307	72.28	719
Modifiable Only	260	191,563,423.07	14.78	6.595	353	67.76	750
Not Convertible or Modifiable	1,271	1,102,018,643.33	85.01	6.662	355	67.86	743
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Thornburg Mortgage Securities Trust 2006-6 TERM SHEET	November [14], 2006

Channel

Channel	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Bulk	123	126,451,981.24	9.75	6.823	343	68.79	727
Correspondent	1,307	1,109,371,864.40	85.57	6.630	356	67.35	746
Retail	72	26,328,627.14	2.03	6.489	339	76.04	761
Wholesale	33	34,229,379.00	2.64	6.855	359	74.34	724
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Servicer

Servicer	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
Thornburg Mortgage Home Loans, Inc.	1,141	917,072,857.37	70.74	6.671	355	70.11	745
First Republic Bank	235	223,255,209.67	17.22	6.450	357	58.33	749
Countrywide Home Loans	29	103,405,914.35	7.98	6.932	357	67.05	726
Morgan Stanley Credit Corp	91	21,657,753.67	1.67	6.312	282	76.78	730
Mellon Trust of New England, N.A.	23	16,938,800.00	1.31	6.722	358	60.94	761
Colonial Savings, F.A.	9	7,916,946.72	0.61	6.783	388	71.57	738
First Horizon Home Loans - Retained	7	6,134,370.00	0.47	7.119	358	73.87	729
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

Top 10 Originators

Top 10 Originators	Number of Loans	Total Scheduled Balance	Percent of Scheduled Balance	Weighted Avg. Mortgage Rate	Weighted Avg. Remaining Term	Weighted Avg. Original LTV	Non-Zero Weighted Avg. Credit Score
First Republic Bank	235	223,255,209.67	17.22	6.450	357	58.33	749
Countrywide Home Loans	28	103,197,914.35	7.96	6.935	357	67.03	726
Metrocities Mortgage Corp.	43	37,183,861.15	2.87	6.805	356	68.11	730
Luxury Mortgage Corporation	23	36,538,297.10	2.82	6.936	355	68.72	743
Affiliated Financial	27	35,351,900.97	2.73	6.550	357	69.19	740
Platinum Capital Group	27	29,426,814.15	2.27	6.594	358	73.56	756
ACF Partners DBA Americorp Funding	17	28,809,000.00	2.22	6.658	359	64.58	744
Guardhill Financial Corp	15	28,179,000.00	2.17	6.757	359	62.62	754
Thornburg Mortgage Home Loans, Inc.	72	26,328,627.14	2.03	6.489	339	76.04	761
Arlington Capital Mortgage Corp.	25	24,143,287.96	1.86	6.692	355	69.80	736
Other	1,023	723,967,939.29	55.85	6.659	353	70.53	745
Total:	1,535	1,296,381,851.78	100.00	6.652	355	67.85	744

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.